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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated August 30, 2000, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) which appears in the Annual Report on Form 10-K of Franklin Telecommunications Corp. and subsidiaries for the year ended June 30, 2000. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


                                          SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
November 22, 2000